Exhibit (17)(b)(iii)

Eaton Vance
Investment Managers

EDUCATION

Annual Report September 30, 2010

EATON VANCE NATIONAL MUNICIPAL INCOME FUND

IMPORTANT NOTICES

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

• Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

• None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

• Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

• We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc. Our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e. fund shares) is held in the name of a third-party financial adviser/ broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance National Municipal Income Fund as of September 30, 2010 MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Economic and Market Conditions

Thomas M. Metzold, CFA

Portfolio Manager

The U.S. economy remained generally stable, if still weak, during the fiscal year ending September 30, 2010, even as concerns about high unemployment and budget deficits provoked ongoing skittishness in the capital markets. The U.S. economy grew at an annualized rate of 3.7% in the first quarter of 2010, but slowed to 1.7% in the second quarter, according to the U.S. Department of Commerce. Advance estimates for the third quarter indicated an annualized increase in GDP of 2.0%.

Municipal bond performance was

positive for the fiscal year, in spite of ongoing negative media attention on the tax-exempt sector. Solid performance resulted in part from continued investor concern about the strength (or weakness) of the economic recovery, and investments such as higher-quality municipals and Treasuries benefited. Toward the end of the period, the market was bolstered by very light issuance and sustained demand, as well as a flight to quality during July and August. September 2010 brought a change in sentiment, and investors took on more risk, helping higher-yielding, lower-rated sectors of the market.

Against this backdrop the Barclays Capital Municipal Bond Index (the Index)1— an unmanaged index of municipal bonds traded in the U.S.—gained 5.81% for the fiscal year ending September 30, 2010. Munis with longer maturities performed best during the year, with the 20-year segment of the Index returning 6.63%. Intermediate-maturity bonds, represented by the 7-year segment of the Index, also performed well, gain ing 6.48%. Shorter-maturity bonds in the 5-year segment of the Index returned 5.63%.

Management Discussion

During the year ending September 30, 2010, the Fund underperformed the Index. The Fund was modestly hedged using Treasury futures—an ongoing strategy that management has employed for many years which is designed to help mitigate interest-rate risk. During the second half of the year, the volatile economic situation in Europe and increasing uncertainty about the global economic outlook bolstered the U.S. Treasury market, sending Treasury yields lower. As a result, the Fund’s use of hedges detracted from its relative returns during the second half of the fiscal year and for the year as a whole. In addition, the Fund was underweight AA-rated bonds and 5% coupon bonds, both of which detracted from relative performance.

In contrast, several factors contributed positively to relative performance. As mentioned, the longer end of the yield curve outperformed during the period. The Fund’s longer duration positioning benefited, as investors sought higher yields later in the period. This duration positioning was the biggest positive factor during the period. In addition, overweight positions in revenue bonds were helpful, as was an overweight position in BBB-rated issues. Holdings of zero-coupon and high-coupon bonds also bolstered returns relative to the Index.

Management employed leverage in the Fund, through which additional exposure to the municipal market was achieved. Leverage has the impact of magnifying the Fund’s exposure to its underlying investments in both up and down markets. During the period, the Fund’s leverage generally helped its relative performance.2

As we move ahead, we continue to focus on state and local government budget deficits, which likely peaked in 2010 or are expected to peak in early 2011. The decline in tax revenues appears to be reaching a bottom, with some municipalities realizing growth in tax receipts due to a combination of slim economic growth and an increase in actual tax rates. However, spending continues to grow faster than tax receipts despite deep spending cuts enacted by some government officials. We will continue to analyze any new developments and solutions that government leaders formulate to address their fiscal problems.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

1 It is not possible to invest directly in an Index or a Lipper classification. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. The Lipper total return is the average total return, at net asset value, of the funds that are in the same Lipper classfication as the Fund.

2The Fund employs residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value). See Note 1I to the financial statements for more information on RIB investments.

The views expressed throughout this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Fund’s current or future investments and may change due to active management.

Eaton Vance National Municipal Income Fund as of September 30, 2010 PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds traded in the U.S., and the Barclays Capital Long (22+) Municipal Bond Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Long (22+) Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Portfolio Manager: Thomas M. Metzold, CFA

*Source: Lipper, Inc. Class B commenced investment operations on 12/19/85.  A $10,000 hypothetical investment at net asset value in Class A, Class C and Class I on 9/30/00 would have been valued at $16,945 ($16,141 at the maximum offering price), $15,738 and $17,385, respectively, on 9/30/10. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10. Includes interest expense of 0.23% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value at the end of the period. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper General Municipal Debt Funds Classification contained 250, 197 and 159 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO COMPOSITION

Rating Distribution*[1] By total investments

*Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 9/30/10 is as follows:

AAA	25.7%	BB	0.2%
AA	27.4%	B	3.2%
A	25.1%	CCC	0.4%
BBB	13.3%	CC	O.3%
		Not Rated	4.4%

Fund Statistics[2]

• Number of Issues:	312
• Average Maturity:	26.1 years
• Average Effective Maturity:	14.9 years
• Average Call Protection:	10.4 years
• Average Dollar Price:	$93.19
• RIB Leverage[3] :	13.7%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/10 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of RIBs purchased in secondary market transactions.

Eaton Vance National Municipal Income Fund as of September 30, 2010 FUN D EXP ENSES

Example: As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2010 – September 30, 2010).

Actual Expenses: The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance National Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/10)	(9/30/10)	(4/1/10 – 9/30/10)

Actual
Class A	$1,000.00	$1,068.10	$4.15
Class B	$1,000.00	$1,064.10	$8.02
Class C	$1,000.00	$1,064.10	$8.02
Class I	$1,000.00	$1,069.40	$2.85

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.10	$4.05
Class B	$1,000.00	$1,017.30	$7.84
Class C	$1,000.00	$1,017.30	$7.84
Class I	$1,000.00	$1,022.30	$2.79

*	Expenses are equal to the Fund’s annualized expense ratio of 0.80% for Class A shares, 1.55% for Class B shares, 1.55% for Class C shares and 0.55% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2010.

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS

Tax - Exe mpt Inve stme nts — 113. 9%

Principal Amount
(000’s omitted)	Security	Value

Cogeneration — 0.7%

$ 22,150	Maryland Energy Financing Administration, (AES
	Warrior Run), (AMT), 7.40%, 9/1/19	$ 22,163,733
3,800	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.50%, 1/1/13	2,456,776
21,950	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.60%, 1/1/19	12,500,305
1,500	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.875%, 1/1/11(1)	412,500
5,000	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.95%, 1/1/21(1)	1,408,850

		$ 38,942,164

Education — 7.3%

$ 15,095	California Educational Facilities Authority, (Claremont
	McKenna College), 5.00%, 1/1/39	$ 16,053,382
47,500	Connecticut Health and Educational Facilities Authority,
	(Yale University), 4.85%, 7/1/37(2)	50,603,650
57,135	Connecticut Health and Educational Facilities Authority,
	(Yale University), 5.00%, 7/1/42	61,055,604
26,785	Houston, TX, Higher Educational Finance Corp., (Rice
	University), 4.50%, 11/15/37	27,465,071
23,990	Houston, TX, Higher Educational Finance Corp., (Rice
	University), 4.50%, 5/15/42	24,505,785
6,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.00%, 10/1/38(2)	6,525,540
50,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University),
	5.50%, 11/15/36(2)(3)	58,262,000
52,190	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36(4)	60,813,876
4,750	Massachusetts Health and Educational Facilities
	Authority, (Massachusetts Institute of Technology),
	5.50%, 7/1/36	5,488,245
45,615	Missouri Health and Educational Facilities Authority,
	(Washington University), 5.375%, 3/15/39(2)	50,821,496
19,380	New York Dormitory Authority, (Cornell University),
	5.00%, 7/1/35(2)(3)	21,367,419
18,420	New York Dormitory Authority, (Cornell University),
	5.00%, 7/1/40(2)(3)	20,229,949
13,670	New York Dormitory Authority, (Vassar College),
	4.25%, 7/1/39	13,735,479
15,000	North Carolina Capital Facilities Finance Agency, (Duke
	University), 5.00%, 10/1/38(2)	16,201,200

		$ 433,128,696

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities — 2.4%
$ 9,260	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 5.40%, 5/1/29	$ 3,628,531
32,500	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 8.25%, 5/1/33	14,513,525
12,050	Long Island, NY, Electric Power Authority,
	5.75%, 4/1/39	13,546,248
5,000	Matagorda County, TX, Navigation District No. 1,
	(Reliant Energy), (AMT), 5.95%, 5/1/30	5,008,350
8,955	Nebraska Public Power District, 5.00%, 1/1/31(5)	9,740,891
41,111	San Antonio, TX, (Electric and Gas Systems),
	5.00%, 2/1/34(2)	44,559,557
50,975	Vernon, CA, Electric System Revenue,
	5.125%, 8/1/21	54,395,932
		$ 145,393,034

Escrowed / Prerefunded — 0.1%
$ 2,400	Bexar County, TX, Health Facilities, (St. Luke’s
	Lutheran), Escrowed to Maturity, 7.00%, 5/1/21	$ 3,364,896
1,089	San Antonio, TX, (Electric and Gas Systems),
	Prerefunded to 2/1/19, 5.00%, 2/1/34(2)	1,330,094
		$ 4,694,990

General Obligations — 9.8%
$ 24,490	California, 5.50%, 11/1/39	$ 25,896,461
32,360	California, 6.00%, 4/1/38	36,036,096
15,690	California, (AMT), 5.05%, 12/1/36	15,520,391
94,200	Clark County, NV, 5.00%, 6/1/38(2)	98,088,576
60,945	Florida Board of Education, 5.00%, 6/1/37	65,361,075
17,815	Maricopa County, AZ, Community College District,
	3.00%, 7/1/23	17,917,080
5,275	Newton, MA, 5.00%, 4/1/36	5,793,585
11,480	Newton, MA, 5.00%, 4/1/39	12,573,355
41,620	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38(2)	45,779,087
10,000	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38	10,999,300
12,950	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/24	7,719,236
12,960	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/25	7,332,509
12,910	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/26	6,930,088
11,290	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/27	5,730,465
36,300	San Francisco, CA, Bay Area Rapid Transit District,
	(Election of 2004), 4.75%, 8/1/37(2)	37,967,622
57,400	Santa Clara County, CA, (Election of 2008),
	5.00%, 8/1/39(2)(3)	62,011,516

S e e notes to financ ial statem e n

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

General Obligations (continued)
$ 495	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/32	$ 515,958
40,875	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/33(2)	42,212,430
73,950	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/33(4)	76,369,644

		$ 580,754,474

Health Care-Miscellaneous — 0.1%

$ 740	Osceola County, FL, Industrial Development Authority,
	(Community Provider Pooled Loan), 7.75%, 7/1/17	$ 740,222
1,115	Tax Revenue Exempt Securities Trust, Community
	Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.50%, 12/1/36(6)	1,141,817
1,196	Tax Revenue Exempt Securities Trust, Community
	Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.875%, 12/1/36(6)	1,225,527

		$ 3,107,566

Hospital — 15.9%

$ 34,260	Alabama Special Care Facilities Financing Authority,
	(Ascension Health), 5.00%, 11/15/39(2)	$ 35,435,118
6,125	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.375%, 8/15/29	6,476,514
16,640	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.50%, 8/15/34	17,460,518
18,600	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 5.625%, 7/1/32	19,363,902
36,700	California Health Facilities Financing Authority,
	(Providence Health System), 5.50%, 10/1/39(2)(3)	39,504,614
49,110	California Health Facilities Financing Authority, (Sutter
	Health), 5.25%, 11/15/46	49,660,032
9,920	California Statewide Communities Development
	Authority, (Huntington Memorial Hospital),
	5.00%, 7/1/35	9,891,331
10,670	California Statewide Communities Development
	Authority, (John Muir Health), 5.00%, 7/1/29	10,942,939
19,735	California Statewide Communities Development
	Authority, (John Muir Health), 5.125%, 7/1/39	20,004,383
68,370	California Statewide Communities Development
	Authority, (Kaiser Permanente), 5.00%, 3/1/41	68,261,292
59,525	California Statewide Communities Development
	Authority, (Sutter Health), 5.25%, 11/15/48	60,289,896
5,045	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.00%, 2/15/25	5,066,340
12,725	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.00%, 2/15/35	12,255,702

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 14,030	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.25%, 2/15/27	$ 14,171,001
5,630	Colorado Health Facilities Authority, (Catholic Health
	Initiatives), 4.50%, 9/1/38	5,629,831
49,020	Fairfax County, VA, Industrial Development Authority,
	(Inova Health System), 5.50%, 5/15/35(2)	53,737,195
42,470	Highlands County, FL, Health Facilities Authority,
	(Adventist Health System), 5.25%, 11/15/36	43,584,837
53,260	Illinois Finance Authority, (Provena Healthcare),
	7.75%, 8/15/34	62,812,714
17,325	Maryland Health and Higher Educational Facilities
	Authority, (MedStar Health), 4.75%, 5/15/42	17,267,827
18,900	Michigan Hospital Finance Authority, (Henry Ford
	Health System), 5.25%, 11/15/46	18,993,177
54,300	New York Dormitory Authority, (Memorial Sloan-
	Kettering Cancer Center), 5.00%, 7/1/36(2)	57,200,706
12,795	New York Dormitory Authority, (NYU Hospital Center),
	5.625%, 7/1/37	13,366,681
4,000	Oneida County, NY, Industrial Development Agency,
	(Elizabeth Medical Center), 6.00%, 12/1/29	4,003,160
4,065	Orange County, FL, Health Facilities Authority, (Orlando
	Health, Inc.), 5.125%, 10/1/26	4,191,543
4,150	Orange County, FL, Health Facilities Authority, (Orlando
	Health, Inc.), 5.375%, 10/1/23	4,450,336
41,400	Orange County, FL, Health Facilities Authority, (Orlando
	Health, Inc.), 5.375%, 10/1/41	42,276,852
63,000	South Miami, FL, Health Facilities Authority, (Baptist
	Health), 5.00%, 8/15/37(2)	64,207,080
75,000	South Miami, FL, Health Facilities Authority, (Baptist
	Health), 5.00%, 8/15/42(2)	76,128,750
23,690	Sullivan County, TN, Health, Educational and Facilities
	Board, (Wellmont Health System), Variable Rate,
	5.44%, 9/1/32(7)	23,005,833
28,980	Tarrant County, TX, Cultural Education Facilities Finance
	Corp., (Scott & White Healthcare), 5.25%, 8/15/40	29,582,784
16,675	Washington Township Health Care District,
	6.25%, 7/1/39	18,222,940
10,480	West Virginia Hospital Finance Authority, (United
	Health System), 5.50%, 6/1/34	10,769,982
6,685	West Virginia Hospital Finance Authority, (United
	Health System), 5.50%, 6/1/39	6,898,318
8,475	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.125%, 8/15/30	8,273,210
8,865	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.25%, 8/15/31	8,720,944

		$ 942,108,282

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Housing — 3.4%
$ 6,445	Arkansas Development Finance Authority, MFMR, (Park
	Apartments), (AMT), 5.95%, 12/1/28	$ 4,195,244
22,350	California Housing Finance Agency, (AMT),
	4.75%, 8/1/42	19,187,475
35,320	California Housing Finance Agency, (AMT),
	5.60%, 8/1/38	34,442,298
8,215	Lake Creek, CO, (Affordable Housing Corp.),
	6.25%, 12/1/23	8,580,814
14,275	New Hampshire Housing Finance Authority, Multi-
	Family Housing, (AMT), 6.20%, 7/1/36	12,580,986
19,865	New Jersey Housing and Mortgage Finance Agency,
	Single Family Housing, (AMT), 4.625%, 10/1/27	19,992,533
10,640	Texas Student Housing Corp., (University of Northern
	Texas), 6.85%, 7/1/31	7,882,218
22,005	Virginia Housing Development Authority, (AMT),
	4.90%, 1/1/33	22,226,370
23,335	Virginia Housing Development Authority, (AMT),
	5.20%, 10/1/26(2)	24,390,209
6,940	Virginia Housing Development Authority, (AMT),
	Variable Rate, 23.498%, 10/1/35(6)(8)(9)	8,273,174
18,345	Virginia Housing Development Authority, Series A,
	(AMT), 5.10%, 10/1/35	18,760,881
18,750	Virginia Housing Development Authority, Series A1,
	(AMT), 5.10%, 10/1/35	19,175,063
		$ 199,687,265

Industrial Development Revenue — 8.3%
$ 6,075	Austin, TX, (CargoPort Development LLC), (AMT),
	8.30%, 10/1/21	$ 6,275,596
1,805	Broward County, FL, (Lynxs CargoPort), (AMT),
	6.75%, 6/1/19	1,679,950
2,460	Capital Trust Agency, FL, (Fort Lauderdale Project),
	(AMT), 5.75%, 1/1/32	2,321,650
14,360	Denver, CO, City and County Special Facilities, (United
	Airlines), (AMT), 5.25%, 10/1/32	12,229,694
37,970	Denver, CO, City and County Special Facilities, (United
	Airlines), (AMT), 5.75%, 10/1/32	34,537,512
4,570	Hardeman County, TN, (Correctional Facilities Corp.),
	7.75%, 8/1/17	4,442,360
10	Hawaii Department of Transportation Special Facilities,
	(Continental Airlines), (AMT), 7.00%, 6/1/20	10,002
40,000	Houston, TX, Airport System, (Continental Airlines),
	(AMT), 6.75%, 7/1/29	40,203,600
40,900	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.25%, 10/1/35	43,390,401
49,635	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.50%, 10/1/37(10)	54,638,208
200	Lowndes County, MS, (Weyerhaeuser),
	6.80%, 4/1/22	228,002
175	Mississippi Business Finance Corp., (Air Cargo), (AMT),
	7.25%, 7/1/34	149,966

Principal Amount
(000’s omitted)	Security	Value

Industrial Development Revenue (continued)
$ 5,025	New Jersey Economic Development Authority,
	(American Airlines, Inc.), (AMT), 7.10%, 11/1/31	$ 4,673,150
18,820	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/29	18,152,078
4,950	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 9.00%, 6/1/33	5,258,831
4,000	New Jersey Economic Development Authority, (New
	Jersey-American Water Co., Inc.), (AMT),
	4.70%, 12/1/25(5)	4,030,000
9,350	New Jersey Economic Development Authority, (New
	Jersey-American Water Co., Inc.), (AMT),
	4.875%, 11/1/29(5)	9,434,992
53,150	New Jersey Economic Development Authority, (New
	Jersey-American Water Co., Inc.), (AMT),
	5.70%, 10/1/39	56,120,553
36,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.625%, 8/1/25	37,942,560
3,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.75%, 8/1/31	3,180,540
10,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/12	10,242,200
12,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/28	12,864,120
12,500	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.50%, 8/1/28	12,987,125
117,785	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37	118,476,398
1,600	Virgin Islands Public Finance Authority, (HOVENSA
	LLC), (AMT), 4.70%, 7/1/22	1,493,040

		$ 494,962,528

Insured-Bond Bank — 0.0%(11)

$ 435	Mississippi Development Bank, (Capital Projects),
	(AMBAC), 5.00%, 7/1/24	$ 419,453

		$ 419,453

Insured-Electric Utilities — 2.2%

$ 47,955	Hawaii Department of Budget and Finance, (Hawaiian
	Electric Co.), (FGIC), (AMT), 4.60%, 5/1/26	$ 47,490,316
40,660	Long Island, NY, Power Authority, (BHAC),
	5.50%, 5/1/33	45,920,591
38,190	Matagorda County, TX, Navigation District No. 1, (AEP
	Texas Central Co.), (NPFG), (AMT), 5.20%, 5/1/30	39,171,865

		$ 132,582,772

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations — 5.8%
$ 17,365	Alvin, TX, Independent School District, (XLCA), (PSF
	Guranteed), 4.50%, 2/15/33	$ 17,742,515
8,485	California, (AGM), 3.25%, 12/1/28	7,087,096
23,210	Clark County, NV, (AMBAC), (BHAC),
	3.50%, 11/1/27	22,143,268
26,090	Dallas, TX, Independent School District, (AGM), (PSF
	Guranteed), 4.625%, 8/15/31	27,261,702
69,245	District of Columbia, (FGIC), (NPFG), 4.50%, 6/1/37	70,116,795
70,675	District of Columbia, (FGIC), (NPFG), 4.75%, 6/1/33	72,539,406
12,110	Frisco, TX, Independent School District, (AGM), (PSF
	Guranteed), 3.75%, 8/15/38	11,515,641
9,510	Frisco, TX, Independent School District, (AGM), (PSF
	Guranteed), 4.625%, 8/15/35	9,815,556
4,425	Geary County, KS, Unified School District No. 475,
	(NPFG), 3.00%, 9/1/26	3,902,762
10,140	Goose Creek, TX, Consolidated Independent School
	District, (NPFG), 4.75%, 2/15/28	10,850,611
8,405	Goose Creek, TX, Consolidated Independent School
	District, (NPFG), (PSF Guaranteed), 4.75%, 2/15/29	8,938,718
13,625	Kendall Kane and Will Counties, IL, Community Unit
	School District No. 308, (AGM), 0.00%, 2/1/21	9,060,898
51,625	Los Angeles, CA, Unified School District, (Election of
	2005), (AGM), 4.75%, 7/1/32(2)	52,803,599
5,130	Montgomery County, TX, (Municipal Utility District
	No. 46 Waterworks and Sewer), (AMBAC),
	4.00%, 3/1/30	5,162,473
10,655	San Juan, CA, Unified School District, (AGM),
	0.00%, 8/1/24	5,505,119
12,315	Texas, (Transportation Commission-Mobility Fund),
	(FGIC), (NPFG), 4.50%, 4/1/35	12,639,623
		$ 347,085,782

Insured-Hospital — 1.0%
$ 3,565	Henrico County, VA, Economic Development Authority,
	(Bon Secours Health System), (AGC),
	4.50%, 11/1/42(5)	$ 3,473,273
38,800	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC),
	4.75%, 7/1/47(2)	39,397,520
12,000	Medford, OR, Hospital Facilities Authority, (Asante
	Health System), (AGM), 5.50%, 8/15/28	13,450,800
5,000	Wisconsin Health and Educational Facilities Authority,
	(Ministry Health Care), (NPFG), 5.125%, 2/15/22	5,149,400
		$ 61,470,993

Insured-Housing — 0.2%
$ 3,000	Florida Housing Finance Authority, (Brittany of
	Rosemont), (AMBAC), (AMT), 6.875%, 8/1/26	$ 3,001,470

Principal Amount
(000’s omitted)	Security	Value

Insured-Housing (continued)
$ 10,000	Rhode Island Housing and Mortgage Finance Corp.,
	(Rental Housing Program), (AGM), (AMT),
	5.50%, 10/1/49	$ 10,302,600
		$ 13,304,070

Insured-Lease Revenue / Certificates of
Participation — 1.4%
$ 84,350	Hudson Yards Infrastructure Corp., NY, (NPFG),
	4.50%, 2/15/47	$ 81,733,463
		$ 81,733,463

Insured-Other Revenue — 5.0%
$ 74,125	Golden State Tobacco Securitization Corp., CA, (AGC),
	5.00%, 6/1/45	$ 73,756,599
46,605	Golden State Tobacco Securitization Corp., CA, (AGM),
	0.00%, 6/1/25	21,697,890
50,700	Golden State Tobacco Securitization Corp., CA, (AGM),
	0.00%, 6/1/26	22,096,581
68,155	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/34	11,536,597
25,000	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/41	2,345,000
11,725	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.375%, 1/1/39	13,268,713
6,085	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.50%, 1/1/46	6,897,773
50,000	New York, NY, Industrial Development Agency, (Yankee
	Stadium), (AGC), 7.00%, 3/1/49	59,162,500
51,975	New York, NY, Industrial Development Agency, (Yankee
	Stadium), (NPFG), 4.75%, 3/1/46	51,567,516
34,820	New York, NY, Transitional Finance Authority, (FGIC),
	(NPFG), 4.25%, 1/15/34	34,915,407
		$ 297,244,576

Insured-Ports — 0.5%
$ 36,890	Alabama State Dock Authority, (NPFG), (AMT),
	4.50%, 10/1/36	$ 32,726,595
		$ 32,726,595

Insured-Special Tax Revenue — 8.1%
$ 13,305	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/23	$ 7,268,921
31,010	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/24	15,948,443
9,500	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/25	4,594,770

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 24,210	Louisiana Gas and Fuels Tax, (FGIC), (NPFG),
	4.50%, 5/1/41	$ 24,149,233
10,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/29	11,893,300
6,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/30	7,132,740
14,715	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/24	7,325,421
106,655	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/32	30,745,437
84,310	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/35	20,833,844
218,400	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/44	30,643,704
156,345	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/45	20,495,266
70,970	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/48	7,502,948
189,025	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 4/1/49	19,242,745
28,915	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 4.75%, 11/15/45	29,089,936
3,150	New York Urban Development Corp., Personal Income
	Tax, (NPFG), 4.50%, 3/15/37	3,206,889
615	Opa-Locka, FL, Capital Improvement, (FGIC), (NPFG),
	7.00%, 1/1/14	617,909
1,729,830	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	116,798,122
156,820	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	21,147,177
311,055	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	39,174,267
248,550	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	29,321,443
3,720	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/15	2,983,775
9,300	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/21	5,138,250
27,675	San Jose, CA, Redevelopment Agency, (Merged Area
	Redevelopment Project), (XLCA), 4.25%, 8/1/36	24,736,468

		$ 479,991,008

Insured-Student Loan — 2.1%

$ 61,620	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	$ 66,720,288
7,080	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/27	6,925,939

Principal Amount
(000’s omitted)	Security	Value

Insured-Student Loan (continued)
$ 49,865	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/33	$ 48,525,626
		$ 122,171,853

Insured-Transportation — 7.9%
$ 37,465	Chicago, IL, (O’Hare International Airport), (AGM),
	4.50%, 1/1/38	$ 37,762,847
16,275	Dallas-Fort Worth, TX, International Airport, (AGM),
	(AMBAC), 5.00%, 11/1/32	16,659,415
13,335	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/37	2,126,266
22,385	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/38	3,319,695
10,230	Metropolitan Transportation Authority, NY, (AGC),
	4.50%, 11/15/38	10,360,228
7,270	Miami-Dade County, FL, (Miami International Airport),
	(AGC), (CIFG), (AMT), 5.00%, 10/1/38	7,329,178
52,480	Miami-Dade County, FL, (Miami International Airport),
	(AGM), (AMT), 5.25%, 10/1/41	53,946,291
104,265	North Texas Tollway Authority, (AGC),
	0.00%, 1/1/33	31,240,922
58,690	North Texas Tollway Authority, (AGC), 6.20%, (0.00%
	until 1/1/15), 1/1/42	50,117,152
27,420	North Texas Tollway Authority, (BHAC),
	5.75%, 1/1/48	30,159,532
17,630	Port Authority of New York and New Jersey, (AGC),
	(AMT), 4.50%, 9/1/35	17,648,688
17,650	Port Authority of New York and New Jersey, (AGM),
	(AMT), 4.25%, 12/1/32	17,561,220
10,265	Port Authority of New York and New Jersey, (AGM),
	(AMT), 4.50%, 12/1/36	10,267,156
1,180	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(2)	1,311,747
39,705	San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
	(AMT), 5.00%, 3/1/37	40,677,375
21,420	San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
	(AMT), 6.00%, 3/1/47	23,170,871
13,630	Tampa-Hillsborough County, FL, Expressway Authority,
	(AMBAC), 4.00%, 7/1/34	12,489,987
46,300	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 0.00%, 8/15/22	25,280,726
31,045	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 0.00%, 8/15/32	8,251,450
119,480	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 0.00%, 8/15/34	27,553,283
30,935	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 0.00%, 8/15/35	6,676,392
34,930	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 5.75%, 8/15/38	35,701,604
		$ 469,612,025

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer — 1.4%

$ 10,445	Castaic Lake, CA, Water Agency, Certificates of
Participation, (Water System Improvements), (AMBAC),
	0.00%, 8/1/21	$ 6,286,323
10,585	Louisville and Jefferson County, KY, Metropolitan Sewer
	District and Drainage System, (AGC),
	4.25%, 5/15/38	10,629,034
14,205	Massachusetts Water Resources Authority, (AGM),
	5.25%, 8/1/35	16,820,993
32,715	New York, NY, Municipal Finance Authority, (AGM),
	(BHAC), 4.25%, 6/15/39	32,889,698
16,855	Spartanburg, SC, Sanitation Sewer District, (NPFG),
	4.00%, 3/1/40	16,260,524

		$ 82,886,572

Lease Revenue / Certificates of Participation — 0.7%
$ 38,660	Mohave County, AZ, Industrial Development Authority,
	(Mohave Prison LLC), 8.00%, 5/1/25	$ 44,799,208
		$ 44,799,208

Nursing Home — 0.8%
$ 8,500	Hillsborough County, FL, Industrial Development
	Authority, (Tampa Bay Retirement Center),
	8.00%, 6/1/25	$ 7,490,965
11,955	Massachusetts Industrial Finance Agency, (Age Institute
	of Massachusetts), 8.05%, 11/1/25	11,969,944
10,595	Mississippi Business Finance Corp., (Magnolia
	Healthcare), 7.99%, 7/1/25	8,925,122
9,295	Montgomery County, PA, Industrial Development
	Authority, (Advancement of Geriatric Health Care
	Institute), 8.375%, 7/1/23	9,307,084
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.60%, 4/1/24	3,505,705
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.75%, 4/1/34	3,501,260
1,835	Westmoreland County, PA, Industrial Development
	Authority, (Highland Health Systems, Inc.),
	9.25%, 6/1/22	1,546,134
		$ 46,246,214

Other Revenue — 8.2%
$ 15,035	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/32	$ 4,091,023
21,365	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/33	5,395,731
12,345	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/34	2,884,656
5,470	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/35	1,188,029

Principal Amount
(000’s omitted)	Security	Value

Other Revenue (continued)
$ 12,735	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.00%, 7/15/30	$ 13,749,725
14,295	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.25%, 7/15/40	15,586,553
7,785	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.375%, 7/15/43	8,524,264
762,795	Buckeye Tobacco Settlement Financing Authority, OH,
	0.00%, 6/1/47	24,668,790
6,800	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/50	239,088
2,195	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/55	40,849
79,195	Golden State Tobacco Securitization Corp., CA,
	5.00%, 6/1/45	74,719,691
33,100	Golden State Tobacco Securitization Corp., CA,
	5.75%, 6/1/47	25,206,643
40,855	Michigan Tobacco Settlement Finance Authority,
	6.00%, 6/1/48	31,515,547
27,650	Michigan Tobacco Settlement Finance Authority,
	6.875%, 6/1/42	24,924,263
33,560	New York, NY, Transitional Finance Authority, (Building
	Aid), 4.50%, 1/15/38	33,838,212
5,000	New York, NY, Transitional Finance Authority, (Building
	Aid), 5.25%, 1/15/39	5,464,750
12,000	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(6)	9,642,960
19,000	Non-Profit Preferred Funding Trust, Various States,
	4.72%, 9/15/37(6)	14,553,810
21,350	Northern Tobacco Securitization Corp., AK,
	0.00%, 6/1/46	839,909
20,625	Salt Verde Financial Corp., AZ, Senior Gas Revenue,
	5.00%, 12/1/37	19,652,325
1,000	Seminole Tribe, FL, 5.25%, 10/1/27(6)	954,550
2,100	Seminole Tribe, FL, 5.75%, 10/1/22(6)	2,115,750
23,300	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	2,093,971
15,000	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/41	806,850
27,555	Silicon Valley Tobacco Securitization Authority, CA,
	Class A, 0.00%, 6/1/47	780,358
14,000	Silicon Valley Tobacco Securitization Authority, CA,
	Class B, 0.00%, 6/1/47	396,480
59,320	Texas Municipal Gas Acquisition and Supply Corp.,
	5.625%, 12/15/17	63,975,434
55,270	Texas Municipal Gas Acquisition and Supply Corp.,
	6.25%, 12/15/26	62,022,336
32,000	Tobacco Settlement Financing Corp., NJ,
	5.00%, 6/1/41	22,188,800
102,710	Tobacco Settlement Financing Corp., VA,
	0.00%, 6/1/47	3,439,758

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Other Revenue (continued)
$ 13,070	Tobacco Settlement Financing Corp., VA,
	5.00%, 6/1/47	$ 8,910,734
1,825	Tobacco Settlement Revenue Management Authority,
	SC, Escrowed to Maturity, 6.375%, 5/15/30	2,373,339
		$ 486,785,178

Pooled Loans — 0.5%
$ 25,530	Rickenbacker Port Authority, OH, Oasbo Expanded
	Asset Pool Loan, 5.375%, 1/1/32	$ 27,774,342
		$ 27,774,342

Senior Living / Life Care — 0.6%
$ 6,035	Arizona Health Facilities Authority, (Care Institute, Inc. -
	Mesa), 7.625%, 1/1/26(12)	$ 4,055,097
9,345	New Jersey Economic Development Authority,
	(Forsgate), (AMT), 8.625%, 6/1/25(13)	6,379,271
16,435	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(13)	9,165,799
1,750	Plantation Health Facilities Authority, FL, (Covenant
	Village of Florida), 5.125%, 12/1/22	1,750,105
7,915	Roseville, MN, Elder Care Facility, (Care Institute, Inc. -
	Roseville), 7.75%, 11/1/23(12)	5,688,115
12,140	St. Paul, MN, Housing and Redevelopment Authority,
	(Care Institute, Inc. - Highland), 8.75%, 11/1/24(12)	9,487,289
		$ 36,525,676

Special Tax Revenue — 1.3%
$ 215	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	$ 220,925
1,180	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/31	1,143,090
385	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	362,092
530	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	437,711
970	Dupree Lakes, FL, Community Development District,
	5.375%, 5/1/37	803,073
220	Gateway Services, FL, Community Development
	District, 6.50%, 5/1/33	217,164
630	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.20%, 5/1/35	633,446
455	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.50%, 5/1/34	458,717
1,175	Heritage Springs, FL, Community Development District,
	5.25%, 5/1/26	1,078,709
29,055	Massachusetts Bay Transportation Authority,
	5.25%, 7/1/34	32,095,606
980	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13(1)	438,844

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 355	New River, FL, Community Development District,
	(Capital Improvements), 5.35%, 5/1/38(1)	$ 158,969
1,105	North Springs, FL, Improvement District, (Heron Bay),
	5.20%, 5/1/27	825,103
476,395	Puerto Rico Sales Tax Financing Corp.,
	0.00%, 8/1/56	28,421,726
2,210	River Hall, FL, Community Development District,
	(Capital Improvements), 5.45%, 5/1/36	1,076,027
940	Southern Hills Plantation I, FL, Community
	Development District, 5.80%, 5/1/35	478,122
1,670	Sterling Hill, FL, Community Development District,
	6.20%, 5/1/35	1,598,941
5,555	University Square, FL, Community Development District,
	6.75%, 5/1/20	5,579,831
		$ 76,028,096

Student Loan — 0.5%
$ 14,800	Iowa Student Loan Liquidity Corp., 5.25%, 12/1/22	$ 15,843,696
14,470	Iowa Student Loan Liquidity Corp., 5.50%, 12/1/27	15,229,675
		$ 31,073,371

Transportation — 14.2%
$ 1,305	Florida Mid-Bay Bridge Authority, 6.10%, 10/1/22	$ 1,298,423
18,160	Illinois Toll Highway Authority, 5.25%, 1/1/29(2)(3)	19,797,306
18,180	Illinois Toll Highway Authority, 5.25%, 1/1/30(2)(3)	19,687,849
16,200	Los Angeles, CA, Department of Airports, (Los Angeles
	International Airport), 5.00%, 5/15/35(2)(3)	17,033,166
7,950	Massachusetts Department of Transportation,
	(Metropolitan Highway System), 5.00%, 1/1/37	8,401,719
19,475	Metropolitan Transportation Authority, NY,
	6.25%, 11/15/23	23,524,047
28,455	Miami-Dade County, FL, (Miami International Airport),
	5.00%, 10/1/41	28,689,185
54,610	Miami-Dade County, FL, (Miami International Airport),
	5.50%, 10/1/36	58,469,835
170,330	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/35	43,274,040
91,425	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/36	21,886,231
55,250	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 5.875%, 12/15/38	62,268,960
168,580	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 2008 Series A,
	0.00%, 12/15/38	35,791,220
108,655	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 2009 Series A,
	0.00%, 12/15/38	23,004,436
42,000	New Jersey Turnpike Authority, 5.00%, 1/1/35	45,017,280
66,265	North Texas Tollway Authority, 5.75%, 1/1/38	70,619,936

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Transportation (continued)
$ 20,500	Orlando-Orange County, FL, Expressway Authority,
	5.00%, 7/1/35	$ 21,432,340
24,500	Orlando-Orange County, FL, Expressway Authority,
	5.00%, 7/1/40	25,535,370
20,000	Pennsylvania Turnpike Commission, 5.00%, 12/1/37	20,819,600
13,285	Pennsylvania Turnpike Commission, 5.50%, 12/1/41	14,387,389
25,000	Pennsylvania Turnpike Commission, 6.00%, (0.00%
	until 12/1/15), 12/1/34	19,608,250
23,000	Port Authority of New York and New Jersey,
	5.00%, 7/15/39	25,090,470
80,490	Port Authority of New York and New Jersey, (AMT),
	4.75%, 4/15/37(2)	82,650,351
20,865	Port Authority of New York and New Jersey, (AMT),
	4.75%, 4/15/37	21,425,017
28,890	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23(2)	31,623,283
29,200	Texas Private Activity Bond Surface Transportation
	Corp., (LBJ Express Managed Lanes Project),
	7.00%, 6/30/34	32,235,924
24,110	Texas Private Activity Bond Surface Transportation
Corp., (North Tarrant Express Managed Lanes Project),
	6.875%, 12/31/39	26,651,435
38,980	Triborough Bridge and Tunnel Authority, NY,
	5.25%, 11/15/34(2)	42,911,912
		$ 843,134,974

Water and Sewer — 3.5%
$ 15,380	King County, WA, Sewer Revenue, 5.00%, 1/1/45	$ 16,540,267
30,000	King County, WA, Sewer Revenue, 5.00%, 1/1/45(2)	32,263,200
27,455	Massachusetts Water Resources Authority,
	4.00%, 8/1/46	27,006,385
34,800	Metropolitan Water District of Southern California,
	(Waterworks Revenue Authorization),
	5.00%, 7/1/37(2)	37,211,292
39,990	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.25%, 6/15/40(2)	44,236,938
42,030	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.75%, 6/15/40(2)	48,475,721
		$ 205,733,803

Total Tax-Exempt Investments — 113.9%
(identified cost $6,614,274,831)		$6,762,109,023

Other Assets, Less Liabilities — (13.9)%		$ (826,455,305)

Net Assets — 100.0%		$5,935,653,718

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp.

CIFG - CIFG Assurance North America, Inc.

FGIC - Financial Guaranty Insurance Company

MFMR - Multi-Family Mortgage Revenue

NPFG - National Public Finance Guaranty Corp.

PSF - Permanent School Fund

XLCA - XL Capital Assurance, Inc.

At September 30, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	19.3%
California	17.4%
Texas	17.4%
Florida	11.1%
Others, representing less than 10% individually	48.7%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2010, 31.4% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.1% to 11.4% of total investments.

 (1)         Defaulted bond.

(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(3)	Security (or a portion thereof) has been pledged as collateral for inverse floating-rate security transactions. The aggregate value of such collateral is $82,063,819.
(4)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(5)	When-issued security.
(6)	Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2010, the aggregate value of these securities is $37,907,588 or 0.6% of the Fund’s net assets.
(7)	Variable rate security. The stated interest rate represents the rate in effect at September 30, 2010.
(8)	Security is subject to a shortfall agreement which may require the Fund to pay amounts to a counterparty in the event of a significant decline in the market value of the security

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 PORTFOLIO OF INVESTMENTS CO N T ’ D

underlying the inverse floater. In case of a shortfall, the maximum potential amount of payments the Fund could ultimately be required to make under the agreement is $27,760,000. However, such shortfall payment would be reduced by the proceeds from the sale of the security underlying the inverse floater.
(9)	Security has been issued as a leveraged inverse floater bond. The stated interest rate represents the rate in effect at September 30, 2010.
(10)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(11)	Amount is less than 0.05%.
(12)	Security is in default with respect to scheduled principal payments.
(13)	Security is in default and making only partial interest payments.

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 FINANCIAL STATEMENTS Statement of Assets and Liabilities

As of September 30, 2010
Assets

Investments, at value (identified cost, $6,614,274,831)	$6,762,109,023
Cash	35,641,872
Interest receivable	90,581,907
Receivable for investments sold	16,512,446
Receivable for Fund shares sold	8,830,149

Total assets	$ 6,913,675,397

Liabilities

Payable for floating rate notes issued	$ 916,473,000
Payable for when-issued securities	26,542,078
Payable for variation margin on open financial futures contracts	62,500
Payable for Fund shares redeemed	17,874,118
Distributions payable	9,978,887
Payable to affiliates:
Investment adviser fee	1,638,499
Distribution and service fees	2,003,486
Interest expense and fees payable	2,349,699
Accrued expenses	1,099,412

Total liabilities	$ 978,021,679

Net Assets	$ 5,935,653,718

Sources of Net Assets

Paid-in capital	$6,655,173,925
Accumulated net realized loss	(878,411,276)
Accumulated undistributed net investment income	10,396,334
Net unrealized appreciation	148,494,735

Net Assets	$ 5,935,653,718

Class A Shares

Net Assets	$3,971,059,833
Shares Outstanding	396,476,885
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.02
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 10.52

Class B Shares

Net Assets	$ 160,945,682
Shares Outstanding	16,069,129
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 10.02

Class C Shares

Net Assets	$1,281,278,263
Shares Outstanding	127,925,678
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 10.02

Class I Shares

Net Assets	$ 522,369,940
Shares Outstanding	52,146,838
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.02

On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

Statement of Operations
For the Year Ended
September 30, 2010
Investment Income
Interest	$ 372,112,824
Total investment income	$ 372,112,824

Expenses
Investment adviser fee	$ 20,123,372
Distribution and service fees
Class A	10,302,614
Class B	1,646,067
Class C	12,720,880
Trustees’ fees and expenses	50,500
Custodian fee	863,210
Transfer and dividend disbursing agent fees	2,269,673
Legal and accounting services	724,497
Printing and postage	300,278
Registration fees	142,422
Interest expense and fees	7,895,160
Miscellaneous	271,387
Total expenses	$ 57,310,060
Deduct —
Reduction of custodian fee	$ 7,645
Total expense reductions	$ 7,645

Net expenses	$ 57,302,415

Net investment income	$ 314,810,409

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ 47,282,543
Financial futures contracts	(107,375,815)
Net realized loss	$ (60,093,272)
Change in unrealized appreciation (depreciation) —
Investments	$ 12,572,419
Financial futures contracts	5,384,530
Net change in unrealized appreciation (depreciation)	$ 17,956,949

Net realized and unrealized loss	$ (42,136,323)

Net increase in net assets from operations	$ 272,674,086

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 FINANCIAL STATEMENTS CON T ’ D Statements of Changes in Net Assets

Increase (Decrease)	Year Ended	Year Ended
in Net Assets	September 30, 2010	September 30, 2009
From operations —
Net investment income	$ 314,810,409	$ 318,013,350
Net realized loss from investment
transactions, financial futures
contracts and swap contracts	(60,093,272)	(561,344,164)
Net change in unrealized appreciation
(depreciation) from investments,
financial futures contracts and
swap contracts	17,956,949	1,210,034,643

Net increase in net assets from operations	$ 272,674,086	$ 966,703,829
Distributions to shareholders —
From net investment income
Class A	$ (223,700,388)	$ (241,771,751)
Class B	(7,762,276)	(7,752,057)
Class C	(59,989,046)	(59,327,988)
Class I	(22,838,010)	(10,957,709)

Total distributions to shareholders	$ (314,289,720)	$ (319,809,505)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 426,903,819	$ 1,130,529,917
Class B	12,143,150	28,816,819
Class C	173,361,315	341,933,286
Class I	459,897,527	227,525,103
Net asset value of shares issued to
shareholders in payment of
distributions declared
Class A	141,582,334	145,210,084
Class B	4,485,376	4,359,324
Class C	34,536,215	33,405,104
Class I	11,535,939	7,953,336
Cost of shares redeemed
Class A	(1,375,788,303)	(1,124,693,895)
Class B	(24,408,108)	(26,561,930)
Class C	(287,203,298)	(286,833,537)
Class I	(176,143,473)	(186,831,329)
Issued in connection with tax-free
reorganization (see Note 12)
Class A	—	193,731,072
Class B	—	22,585,159
Class C	—	4,387,977
Net asset value of shares exchanged
Class A	9,783,348	6,198,976
Class B	(9,783,348)	(6,198,976)

Net increase (decrease) in net assets from
Fund share transactions	$ (599,097,507)	$ 515,516,490

Net increase (decrease) in net assets	$ (640,713,141)	$ 1,162,410,814

Net Assets

At beginning of year	$ 6,576,366,859	$ 5,413,956,045

At end of year	$ 5,935,653,718	$ 6,576,366,859

Accumulated undistributed
net investment income
included in net assets
At end of year	$ 10,396,334	$ 4,422,280

Statement of Cash Flows	Year Ended
Cash Flows From Operating Activities	September 30, 2010
Net increase in net assets from operations	$ 272,674,086
Adjustments to reconcile net increase in net assets from operations to net cash provided by operating activities:
Investments purchased	(1,363,966,276)
Investments sold	2,090,298,406
Net accretion/amortization of premium (discount)	(43,557,745)
Decrease in interest receivable	12,199,206
Decrease in receivable for investments sold	19,563,401
Decrease in receivable for variation margin on open financial
futures contracts	1,750,000
Decrease in payable for investments purchased	(63,199,997)
Increase in payable for when-issued securities	26,542,078
Increase in payable for variation margin on open financial
futures contracts	62,500
Decrease in payable to affiliate for investment adviser fee	(129,827)
Decrease in payable to affiliate for distribution and service fees	(153,336)
Increase in interest expense and fees payable	1,005,064
Increase in accrued expenses	88,739
Net change in unrealized (appreciation) depreciation from
investments	(12,572,419)
Net realized gain from investments	(47,282,543)
Net cash provided by operating activities	$ 893,321,337

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$ 1,082,503,847
Fund shares redeemed	(1,860,882,522)
Distributions paid, net of reinvestments	(122,379,619)
Proceeds from secured borrowings	215,115,000
Repayment of secured borrowings	(164,751,000)
Decrease in demand note payable	(7,400,000)
Net cash used in financing activities	$ (857,794,294)

Net increase in cash	$ 35,527,043

Cash at beginning of year	$ 114,829

Cash at end of year	$ 35,641,872

Supplemental disclosure of cash flow
information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$ 192,139,864
Cash paid for interest and fees	6,890,096

S e e notes to financ ial statem e nts 15

Eaton Vance National Municipal Income Fund as of September 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			Class A
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.527	$ 0.527	$ 0.533	$ 0.521	$ 0.565
Net realized and unrealized gain (loss)	(0.022)	0.984	(2.431)	(0.290)	0.478
Total income (loss) from operations	$ 0.505	$ 1.511	$ (1.898)	$ 0.231	$ 1.043

Less Distributions
From net investment income	$ (0.525)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)
Total distributions	$ (0.525)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)

Net asset value — End of year	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$ 11.780
Total Return(2)	5.36%	17.97%	(17.03)%	1.95%	9.50%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$3,971,060	$4,811,295	$3,987,956	$4,647,177	$3,259,363
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.67%	0.70%	0.64%	0.64%(3)	0.72%
Interest and fee expense(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	0.80%	0.93%	1.10%	1.26%(3)	1.33%
Expenses after custodian fee reduction excluding interest and fees	0.67%	0.70%	0.63%	0.63%(3)	0.71%
Net investment income	5.45%	6.22%	5.00%	4.44%	4.93%
Portfolio Turnover	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			Class B
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.455	$ 0.464	$ 0.454	$ 0.434	$ 0.478
Net realized and unrealized gain (loss)	(0.029)	0.992	(2.435)	(0.290)	0.480
Total income (loss) from operations	$ 0.426	$ 1.456	$ (1.981)	$ 0.144	$ 0.958

Less Distributions
From net investment income	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Total distributions	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)

Net asset value — End of year	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780
Total Return(2)	4.51%	17.18%	(17.69)%	1.20%	8.69%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$160,946	$179,657	$138,052	$173,176	$140,593
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42%	1.45%	1.39%	1.39%(3)	1.47%
Interest and fee expense(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	1.55%	1.68%	1.85%	2.01%(3)	2.08%
Expenses after custodian fee reduction excluding interest and fees	1.42%	1.45%	1.38%	1.38%(3)	1.46%
Net investment income	4.70%	5.48%	4.25%	3.69%	4.17%
Portfolio Turnover	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			Class C
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.455	$ 0.464	$ 0.453	$ 0.431	$ 0.480
Net realized and unrealized gain (loss)	(0.029)	0.992	(2.434)	(0.287)	0.478
Total income (loss) from operations	$ 0.426	$ 1.456	$ (1.981)	$ 0.144	$ 0.958

Less Distributions
From net investment income	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Total distributions	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)

Net asset value — End of year	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780
Total Return(2)	4.51%	17.18%	(17.69)%	1.20%	8.69%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,281,278	$1,367,785	$1,143,256	$1,334,054	$783,143
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42%	1.45%	1.39%	1.39%(3)	1.47%
Interest and fee expense(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	1.55%	1.68%	1.85%	2.01%(3)	2.08%
Expenses after custodian fee reduction excluding interest and fees	1.42%	1.45%	1.38%	1.38%(3)	1.46%
Net investment income	4.70%	5.46%	4.25%	3.68%	4.18%
Portfolio Turnover	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, FINANCIAL STATEMENTS CON T ’ D Financ ial Highlig hts

			Class I
			Year Ended September 30,
	2010	2009	2008	2007	2006
Net asset value — Beginning of year	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.552	$ 0.550	$ 0.559	$ 0.549	$ 0.601
Net realized and unrealized gain (loss)	(0.024)	0.983	(2.429)	(0.289)	0.471
Total income (loss) from operations	$ 0.528	$ 1.533	$ (1.870)	$ 0.260	$ 1.072

Less Distributions
From net investment income	$ (0.548)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)
Total distributions	$ (0.548)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)

Net asset value — End of year	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$11.780
Total Return(2)	5.61%	18.28%	(16.81)%	2.20%	9.77%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$522,370	$217,630	$144,692	$139,301	$82,723
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.42%	0.44%	0.40%	0.39%(3)	0.47%
Interest and fee expense(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	0.55%	0.67%	0.86%	1.01%(3)	1.08%
Expenses after custodian fee reduction excluding interest and fees	0.42%	0.44%	0.39%	0.38%(3)	0.46%
Net investment income	5.70%	6.47%	5.26%	4.68%	5.22%
Portfolio Turnover	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(4)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance National Municipal Income Fund (formerly, Eaton Vance National Municipals Fund) (the Fund) is a diversified series of Eaton Vance Municipals Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund seeks to provide current income exempt from regular federal income tax. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap quotations provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. The Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by the Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2010, the Fund, for federal income tax purposes, had a capital loss carryforward of $843,644,167 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on September 30, 2011 ($211,449), September 30, 2012 ($1,936,962),

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

September 30, 2013 ($2,604,551), September 30, 2014 ($52,732), September 30, 2015 ($314,591), September 30, 2016 ($48,228,662), September 30, 2017 ($791,986) and September 30, 2018 ($789,503,234).

Additionally, at September 30, 2010, the Fund had net capital losses of $63,068,076, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Fund’s taxable year ending September 30, 2011.

As of September 30, 2010, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Fund’s federal tax returns filed in the 3-year period ended September 30, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Fund may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby the Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by the Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to generally tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would generally pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Fund accounts for the transaction described above as a secured borrowing by including the Fixed Rate Bond in its Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Fund’s liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond,

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At September 30, 2010, the amount of the Fund’s Floating Rate Notes outstanding and the related collateral were $916,473,000 and $1,375,967,692, respectively. The range of interest rates on Floating Rate Notes outstanding at September 30, 2010 was 0.27% to 0.37%. For the year ended September 30, 2010, the Fund’s average Floating Rate Notes outstanding and the average interest rate including fees were $928,244,814 and 0.85%, respectively.

The Fund may enter into shortfall and forbearance agreements with the broker by which the Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Fund had no shortfalls as of September 30, 2010.

The Fund may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Fund’s investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Fund’s investment policies do not allow the Fund to borrow money except as permitted by the 1940 Act. Management believes that the Fund’s restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Fund’s Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Fund’s restrictions apply. Inverse Floaters held by the Fund are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Fund may enter into financial futures contracts. The Fund’s investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, the Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — The Fund may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, the Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Fund may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Fund maintains security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

M Statement of Cash Flows — The cash amount shown in the Statement of Cash Flows of the Fund is the amount included in the Fund’s Statement of Assets and Liabilities and represents the cash on hand at its custodian and does not include any short-term investments.

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

2 Distributions to Shareholders

The net investment income of the Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended September 30, 2010 and September 30, 2009 was as follows:

	Year Ended September 30,
	2010	2009
Distributions declared from:
Tax-exempt income	$312,733,822	$319,262,626
Ordinary income	1,555,898	546,879

During the year ended September 30, 2010, accumulated net realized loss was increased by $5,359,830, paid-in capital was decreased by $93,535 and accumulated undistributed net investment income was increased by $5,453,365 due to expired capital loss carryforwards and differences between book and tax accounting, primarily for accretion of market discount. These reclassifications had no effect on the net assets or net asset value per share of the Fund.

As of September 30, 2010, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

Undistributed tax-exempt income	$ 20,375,221
Capital loss carryforward and post October losses	$(906,712,243)
Net unrealized appreciation	$ 176,795,702
Other temporary differences	$ (9,978,887)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales, the timing of recognizing distributions to shareholders, futures contracts, accretion of market discount and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275	2.75
$1 billion up to $1.5 billion	0.250	2.50
$1.5 billion up to $2 billion	0.225	2.25
$2 billion up to $3 billion	0.200	2.00
$3 billion and over	0.175	1.75

For the year ended September 30, 2010, the investment adviser fee amounted to $20,123,372, representing 0.34% of the Fund’s average daily net assets.

EVM serves as the administrator of the Fund, but receives no compensation. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the year ended September 30, 2010, EVM earned $97,494 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $833,951 as its portion of the sales charge on sales of Class A shares for the year ended September 30, 2010. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Except for Trustees of the Fund who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended September 30, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

4 Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that the Fund will pay EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the year ended September 30, 2010 amounted to $10,302,614 for Class A shares. The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require the Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. The Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by the Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended September 30, 2010, the Fund paid or accrued to EVD $1,234,551 and $9,540,660 for Class B and Class C shares, respectively, representing 0.75% of the average daily net assets for Class B and Class C shares. At September 30, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately $4,537,000 and $152,020,000, respectively. The Class B and Class C Plans also authorize the Fund to make payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended September 30, 2010 amounted to $411,516 and $3,180,220 for Class B and Class C shares, respectively.

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under the Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to the Fund. For the year ended September 30, 2010, the Fund was informed that EVD received approximately $278,000, $245,000 and $142,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $1,363,966,276 and $2,090,298,406, respectively, for the year ended September 30, 2010.

7 Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

	Year Ended September 30,
Class A	2010	2009
Sales	44,116,690	136,484,542
Issued to shareholders electing to
receive payments of distributions
in Fund shares	14,662,388	17,100,545
Redemptions	(142,351,480)	(138,302,464)
Issued in connection with tax-free
reorganizations (see Note 12)	—	22,809,245
Exchange from Class B shares	1,010,806	719,489
Net increase (decrease)	(82,561,596)	38,811,357

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

	Year Ended September 30,

Class B	2010	2009

Sales	1,255,695	3,446,704
Issued to shareholders electing to
receive payments of distributions
in Fund shares	464,294	513,741
Redemptions	(2,521,264)	(3,221,270)
Issued in connection with tax-free
reorganizations (see Note 12)	—	2,622,652
Exchange to Class A shares	(1,010,434)	(718,742)
Net increase (decrease)	(1,811,709)	2,643,085

	Year Ended September 30,

Class C	2010	2009

Sales	17,907,249	40,830,304
Issued to shareholders electing to
receive payments of distributions
in Fund shares	3,574,852	3,928,772
Redemptions	(29,688,905)	(35,332,498)
Issued in connection with tax-free
reorganizations (see Note 12)	—	514,275
Net increase (decrease)	(8,206,804)	9,940,853

	Year Ended September 30,

Class I	2010	2009

Sales	47,525,262	27,315,361
Issued to shareholders electing to
receive payments of distributions
in Fund shares	1,190,019	933,901
Redemptions	(18,234,677)	(22,553,301)
Net increase	30,480,604	5,695,961

8 Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Fund at September 30, 2010, as determined on a federal income tax basis, were as follows:

Aggregate cost	$5,668,840,321
Gross unrealized appreciation	$ 508,201,273
Gross unrealized depreciation	(331,405,571)
Net unrealized appreciation	$ 176,795,702

9 Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the year ended September 30, 2010.

10 Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2010 is as follows:

Futures Contracts

					Net
Expiration			Aggregate		Unrealized
Date	Contracts	Position	Cost	Value	Appreciation

12/10	1,000
	U.S. 30-Year
	Treasury Bond	Short	$(134,379,293)	$(133,718,750)	$660,543

At September 30, 2010, the Fund had sufficient cash and/or securities to cover commitments under these contracts.

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Fund holds fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Fund purchases and sells U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair value of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2010 was as follows:

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CON T ’D

Fair Value
	Asset Derivative	Liability Derivative
Futures Contracts	$660,543(1)	$—

(1)	Amount represents cumulative unrealized appreciation on futures contracts in the Futures Contracts table above.
Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the year ended September 30, 2010 was as follows:

Change in
Unrealized

	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Derivative	Income(1)	Income(2)

Futures Contracts	$(107,375,815)	$5,384,530

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.

(2)         Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amount of futures contracts outstanding during the year ended September 30, 2010, which is indicative of the volume of this derivative type, was approximately $569,231,000.

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

• Level 1 – quoted prices in active markets for identical investments

• Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

• Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2010, the inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

	Quoted
	Prices in
	Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total

Tax-Exempt Investments	$ —	$6,762,109,023	$ —	$6,762,109,023

Futures Contracts	660,543	—	—	660,543

Total	$660,543	$6,762,109,023	$ —	$6,762,769,566

The Fund held no investments or other financial instruments as of September 30, 2009 whose fair value was determined using Level 3 inputs.

12 Reorganizations

As of the close of business on November 21, 2008, the Fund acquired the net assets of Eaton Vance Florida Plus Municipals Fund (Florida Plus Fund) pursuant to a plan of reorganization approved by the shareholders of Florida Plus Fund. The acquisition was accomplished by a tax-free exchange of Class A, Class B and Class C shares of the Fund for Class A, Class B and Class C shares of Florida Plus Fund, respectively, each outstanding on November 21, 2008 as follows:

		Florida Plus Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	17,340,079	17,188,093	$139,258,179
Class B	1,836,952	1,775,751	14,756,605
Class C	381,353	368,500	3,063,562
Total			$157,078,346

The aggregate net assets of the Fund immediately before the acquisition were $4,679,552,499. The net assets of Florida Plus Fund as presented above, including $8,413,743 of accumulated net realized losses and $29,659,755 of unrealized depreciation, were combined with those of the Fund, resulting in combined net assets of $4,836,630,845.

As of the close of business on September 25, 2009, the Fund acquired the net assets of Eaton Vance Hawaii Municipals Fund (Hawaii Fund), Eaton Vance Mississippi Municipals Fund (Mississippi Fund) and Eaton Vance West Virginia Municipals Fund (West Virginia Fund) pursuant to a plan of reorganization approved by the shareholders of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively. The acquisitions were accomplished by a tax-free exchange of Class A, Class B and Class C shares of the

Eaton Vance National Municipal Income Fund as of September 30, 2010 NOTES TO FINANCIAL STATEMENTS CONT ’D

Fund for Class A, Class B and Class C shares of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively, each outstanding on September 25, 2009 as follows:

		Hawaii Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,489,870	1,667,144	$14,839,104
Class B	233,914	258,600	2,330,669
Class C	21,473	23,720	213,952
Total			$17,383,725

		Mississippi Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,292,267	1,389,800	$12,870,981
Class B	156,107	164,169	1,555,416
Class C	47,772	50,193	475,994
Total			$14,902,391

		West Virginia Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	2,687,029	2,953,328	$26,762,808
Class B	395,679	423,904	3,942,469
Class C	63,677	68,084	634,469
Total			$31,339,746

The aggregate net assets of the Fund immediately before the acquisitions were $6,437,336,808. The net assets of Hawaii Fund, Mississippi Fund and West Virginia Fund at that date, including accumulated net realized losses aggregating $4,216,124 and unrealized appreciation aggregating $1,205,209, were combined with those of the Fund, resulting in combined net assets of $6,500,962,670.

On June 7, 2010, the Trustees of the Fund approved an Agreement and Plan of Reorganization whereby the Fund would acquire substantially all the assets and assume substantially all the liabilities of Eaton Vance Colorado Municipal Income Fund, Eaton Vance Kansas Municipal Income Fund, Eaton Vance Louisiana Municipal Income Fund, and Eaton Vance Insured Municipal Income Fund (the Acquired Funds) in exchange for shares of the Fund. The proposed reorganization was approved by the shareholders of the Acquired Funds on October 15, 2010 and completed on November 5, 2010.

13 Name Change

Effective December 1, 2009, the name of the Fund was changed from Eaton Vance National Municipals Fund.

Eaton Vance National Municipal Income Fund as of September 30, 2010 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust and Shareholders of Eaton Vance National Municipal Income Fund (formerly, Eaton Vance National Municipals Fund):

We have audited the accompanying statement of assets and liabilities of Eaton Vance National Municipal Income Fund (formerly, Eaton Vance National Municipals Fund) (“the Fund”) (one of the funds constituting Eaton Vance Municipals Trust), including the portfolio of investments, as of September 30, 2010, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned at September 30, 2010, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance National Municipal Income Fund as of September 30, 2010, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP Boston, Massachusetts November 18, 2010

Eaton Vance National Municipal Income Fund as of September 30, 2010 FEDERAL TAX IN FORMATION (Unaudited)

The Form 1099-DIV you receive in January 2011 will show the tax status of all distributions paid to your account in calendar year 2010. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Fund. As required by the Internal Revenue Code and/or regulations, shareholders must be notified within 60 days of the Fund’s fiscal year end regarding exempt-interest dividends.

Exempt-Interest Dividends. The Fund designates 99.50% of dividends from net investment income as an exempt-interest dividend.

Eaton Vance National Municipal Income Fund BOA RD OF T RUSTEES’ CONTRACT A PPRO VAL

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 26, 2010, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held between February and April 2010. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;
  An independent report comparing each fund’s total expense ratio and its components to comparable funds;
  An independent report comparing the investment performance of each fund (including yield where relevant) to the investment performance of comparable funds over various time periods;
  Data regarding investment performance in comparison to relevant peer groups of similarly managed funds and appropriate indices;
  For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing such fund;
  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;
  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;
  Data relating to portfolio turnover rates of each fund;
  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;
  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;
  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;
  Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;
  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;
  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;
  A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;
  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and
  The terms of each advisory agreement.

Eaton Vance National Municipal Income Fund BOA RD OF T RUSTEES’ CONTRACT A PPRO VAL CON T ’ D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2010, with respect to one or more Funds, the Board met ten times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met nine, thirteen, three, eight and fifteen times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective including, where relevant, the use of derivative instruments, as well as trading policies and procedures and risk management techniques.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance National Municipal Income Fund (formerly Eaton Vance National Municipals Fund) (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

Eaton Vance National Municipal Income Fund BOA RD OF T RUSTEES’ CONTRACT A PPRO VAL CON T ’ D

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten- year periods ended September 30, 2009 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 and 2009 on each Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s long-standing strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. The Board noted that the Adviser had restructured management of the municipal bond team and had implemented additional processes and tools designed to manage credit and interest rate risk. The Board concluded that appropriate actions are being taken by the Adviser to improve Fund performance and that additional time is required to evaluate the effectiveness of such actions.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and the Fund’s total expense ratio for the year ended September 30, 2009, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions being taken to reduce expenses at the Eaton Vance fund complex level.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser in connection with its relationship with the Fund, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Fund and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the Adviser’s profitability may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance National Municipal Income Fund MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Municipals Trust (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and	Principal Occupation(s) During	in Fund Complex
Name and	with the	Length of	Past Five Years and Other	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	Relevant Experience	Trustee(1)	During the Last Five Years(2)

Interested Trustee

Thomas E. Faust Jr.	Trustee	Trustee since 2007	Chairman, Chief Executive Officer and President of EVC, Director	184	Director of EVC.
5/31/58			and President of EV, Chief Executive Officer and President of
			EVM and BMR, and Director of EVD. Trustee and/or officer of
			184 registered investment companies and 1 private investment
			company managed by EVM or BMR. Mr. Faust is an interested
			person because of his positions with EVM, BMR, EVD, EVC and
			EV, which are affiliates of the Trust.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	184	None
1/2/63			and Finance Unit Head, Harvard University Graduate School of
			Business Administration.

Allen R. Freedman	Trustee	Since 2007	Private Investor and Consultant. Former Chairman (2002-2004)	184	Director of Assurant, Inc. (insurance
4/3/40			and a Director (1983-2004) of Systems & Computer		and Stonemor Partners, L.P. (owner
			Technology Corp. (provider of software to higher education).		operator of cemeteries).
			Formerly, a Director of Loring Ward International (fund
			distributor) (2005-2007). Formerly, Chairman and a Director of
			Indus International, Inc. (provider of enterprise management
			software to the power generating industry) (2005-2007).

William H. Park	Trustee	Since 2003	Chief Financial Officer, Aveon Group, L.P. (an investment	184	None
9/19/47			management firm) (since 2010). Formerly, Vice Chairman,
			Commercial Industrial Finance Corp. (specialty finance company)
			(2006-2010). Formerly, President and Chief Executive Officer,
			Prizm Capital Management, LLC (investment management firm)
			(2002-2005). Formerly, Executive Vice President and Chief
			Financial Officer, United Asset Management Corporation (an
			institutional investment management firm) (1982-2001).
			Formerly, Senior Manager, Price Waterhouse (now
			PricewaterhouseCoopers) (an independent registered public
			accounting firm) (1972-1981).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center. Formerly,	184	None
7/10/40			Deputy Assistant Secretary (Tax Policy) and Assistant Secretary
			(Tax Policy), U.S. Department of the Treasury (1983-1985).
			Formerly, Chief of Staff, Joint Committee on Taxation, U.S.
			Congress (1988-1990).

Eaton Vance National Municipal Income Fund MANAGEMENT AND ORGANIZATION CON T’D

		Term of		Number of Portfolios
	Position(s)	Office and	Principal Occupation(s) During	in Fund Complex
Name and	with the	Length of	Past Five Years and Other	Overseen By	Other Directorships Held
Date of Birth	Trust	Service	Relevant Experience	Trustee(1)	During the Last Five Years(2)

Noninterested Trustees (continued)

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	184	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Formerly, Dean, Carroll School of Management, Boston		(wholesale club retailer). Formerly, Trustee of
			College (2000-2002). Formerly, Chief Investment Officer, Fixed		SPDR Index Shares Funds and SPDR Series
			Income, Scudder Kemper Investments (investment management		Trust (exchange traded funds) (2000-2009)
			firm) (1998-1999). Formerly, Chief Investment Officer, Equity		Formerly, Director of Federal Home Loan Bank
			and Fixed Income, Colonial Management Associates (investment		of Boston (a bank for banks) (2007-2009)
management firm) (1991-1998).

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	184	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies), and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director of Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm).
Management (and various other positions), Neuberger Berman
(investment firm) (1986-2004).

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	184	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law. Professor Stout teaches classes in corporate law and securities regulation and is the author of numerous academic and professional papers on
these areas.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor. Formerly, Chief Investment Officer	184	None
1/26/43	the Board	since 2007 and Trustee	(1982-1992), Chief Financial Officer (1988-1990) and Director
	and Trustee	since 2005.	(1982-1992), New England Life. Formerly, Chairperson, New
England Mutual Funds (1982-1992). Formerly, President and
Chief Executive Officer, State Street Management & Research
(1992-2000). Formerly, Chairperson, State Street Research Mutual
Funds (1992-2000). Formerly, Director, W.P. Carey, LLC
(1998-2004) and First Pioneer Farm Credit Corp. (2002-2006).

Principal Officers who are not Trustees

Term of
	Position(s)	Office and
Name and	with the	Length of	Principal Occupation(s)
Date of Birth	Trust	Service	During Past Five Years

Thomas M. Metzold	President	Since 2010	Vice President of EVM and BMR. Officer of 57 registered investment companies
8/3/58			managed by EVM or BMR.

William H. Ahern, Jr.	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 80 registered investment companies
7/28/59			managed by EVM or BMR.

Craig R. Brandon	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 50 registered investment companies
12/21/66			managed by EVM or BMR.

Cynthia J. Clemson	Vice President	Since 2004	Vice President of EVM and BMR. Officer of 96 registered investment companies
3/2/63			managed by EVM or BMR.

Adam A. Weigold	Vice President	Since 2007	Vice President of EVM and BMR. Officer of 72 registered investment companies
3/22/75			managed by EVM or BMR.

Barbara E. Campbell	Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 184 registered investment companies
6/19/57			managed by EVM or BMR.

Eaton Vance National Municipal Income Fund MANAGEMENT AND ORGANIZATION CON T’D

Term of
	Position(s)	Office and
Name and	with the	Length of	Principal Occupation(s)
Date of Birth	Trust	Service	During Past Five Years

Principal Officers who are not Trustees (continued)

Maureen A. Gemma	Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 184 registered investment companies
5/24/60	Officer	Chief Legal Officer since	managed by EVM or BMR.
2008

Paul M. O’Neil	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 184 registered investment companies
7/11/53			managed by EVM or BMR.

(1)	Includes both master and feeder funds in a master-feeder structure.
(2)	During their respective tenures, the Trustees also served as trustees of one or more of the following Eaton Vance funds (which operated in the years noted): Eaton Vance Credit Opportunities Fund (launched in 2005 and terminated in 2010); Eaton Vance Insured Florida Plus Municipal Bond Fund (launched in 2002 and terminated in 2009); and Eaton Vance National Municipal Income Fund (launched in 1998 and terminated in 2009).

The SAI for the Fund includes additional information about the Trustees and officers of the Fund and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

This Page Intentionally Left Blank

Investment Adviser of Eaton Vance National Municipal Income Fund Boston Management and Research Two International Place Boston, MA 02110

Administrator of Eaton Vance National Municipal Income Fund Eaton Vance Management Two International Place Boston, MA 02110

Principal Underwriter* Eaton Vance Distributors, Inc. Two International Place Boston, MA 02110 (617) 482-8260

Custodian State Street Bank and Trust Company 200 Clarendon Street Boston, MA 02116

Transfer Agent BNY Mellon Asset Servicing Attn: Eaton Vance Funds P.O. Box 9653 Providence, RI 02940-9653 (800) 262-1122

Independent Registered Public Accounting Firm Deloitte & Touche LLP 200 Berkeley Street Boston, MA 02116-5022

Eaton Vance Municipals Trust Two International Place Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

This report must be preceded or accompanied by a current prospectus or summary prospectus, if available. Before investing, investors should consider carefully the Fund’s investment objective(s), risks, and charges and expenses. The Fund’s current prospectus or summary prospectus, if available, contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

448-11/10	HMSRC